Exhibit 99.1

AGGREGATE SCHEDULE OF PRINCIPAL AND INTEREST DISTRIBUTIONS TO CERTIFICATEHOLDERS

Class	Interest	Principal	Losses	Ending Balance
A1	3,728,983.43	9,559,788.78	0.00	104,782,083.86